SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:
[  ]  Preliminary Proxy Statement
[  ]   Confidential,  for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
[x]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                                      THERMOGENESIS      CORP.

           (Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check appropriate box):
[X]  No fee required.
[  ] Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11

     1) Title of each class of securities to which transaction applies:
         ________________________________________________________

     2) Aggregate number of securities to which transaction applies:
         _________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
     the  filing  fee  is  calculated  and  how  it  was       determined):
     _______________________________________________________

     4) Proposed maximum aggregate value of transaction: _______________

     5) Total Fee Paid: ____________________________________________

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid: ___________________
     2) Form, Schedule, or Registration No. _________
     3) Filing Party: _____________________________
     4) Date Filed: ______________________________

                          THERMOGENESIS CORP.
                         3146 Gold Camp Drive
                   Rancho Cordova, California 95670
                            (916) 858-5100









To the Stockholders of THERMOGENESIS CORP.:

      You are invited to attend the Annual Meeting of Stockholders of THERMOGENESIS CORP. to be held on December 11, 1998 at 10:00 a.m., PST, at the Lake Natoma Inn, located at, 702 Gold Lake Drive, Folsom, CA, 95630.

      The Notice of the Annual Meeting of Stockholders and Proxy Statement contain the matters to be considered and acted upon, and you should read that material carefully.

      The Proxy Statement contains important information concerning (i) the election of the Board of Directors, (ii) a proposed consolidation of stock,
(iii) a proposal that will allow the Company to sell an amount of stock in excess of 20%, and (iv) other matters that properly come before the meeting, including adjournment of the meeting. I urge you to give these matters your close attention since they are of great importance to the company and its stockholders.

      We hope you will be able to attend the meeting, but, if you cannot do so, it is important that your shares are voted at the meeting. Accordingly, we urge you to mark, sign, date and return the enclosed proxy promptly. You may, of course, withdraw your proxy if you attend the meeting and choose to vote in person, or by notifying us.

                                   Sincerely,



                                    Philip H. Coelho
                                    Chief Executive Officer



November 9, 1998

                        THERMOGENESIS CORP.
                       3146 Gold Camp Drive
                     Rancho Cordova, CA  95670
                          (916) 858-5100




                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 11, 1998


NOTICE IS GIVEN that the Annual Meeting of Stockholders of THERMOGENESIS CORP., a Delaware corporation ("Company"), will be held on December 11, 1998 at 10:00 a.m. (PST), at The Lake Natoma Inn, located at 702 Gold Lake Drive, Folsom, California, 95630, for the following purposes, all of which are discussed in the Proxy Statement:

      1. To elect four (4) directors to serve one year terms or until their successors have been elected and qualified; and

      2. To approve an amendment to the Certificate of Incorporation to effect a one-for-four consolidation of the Company's common stock.

      3. To approve and authorize the Board of Directors to enter into an equity transaction that may result in the sale of more than 20% of the Company's outstanding stock in a private transaction, which authority will be exercised in the Board of Directors judgment.

      4. To transact such other business that may properly come before the meeting, or any adjournments of the meeting.

Only Stockholders of record at the close of business on November 6, 1998 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.



                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    David C. Adams
                                    Secretary

November 9, 1998




YOU ARE CORDIALLY INVITED TO ATTEND THERMOGENESIS CORP.'S ANNUAL MEETING OF STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE MEETING.

                         PROXY STATEMENT
                                OF
                        THERMOGENESIS CORP.
                       3146 GOLD CAMP DRIVE
                     RANCHO CORDOVA, CA 95670
                          (916) 858-5100

              INFORMATION CONCERNING THE SOLICITATION OF PROXIES

This Proxy Statement is furnished to the Stockholders of THERMOGENESIS CORP. ("Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at the Company's Annual Meeting of Stockholders (the "Meeting"). The Meeting will be held on December 11, 1998 at 10:00 a.m. (PST), at The Lake Natoma Inn, located at 702 Gold Lake Drive, Folsom, California, 95630. A copy of the Company's Annual Report for the year ended June 30, 1998 has been sent with this Proxy Statement. Only Stockholders of record on November 6, 1998 are entitled to vote at the Meeting.

The proxy solicited, if signed by you and returned to the Company, will be voted at the Meeting per your instructions. If no contrary instructions are given, each proxy received will be voted "FOR" the nominees for the Board of Directors, and "FOR" Proposals two and three. Any other matter that may come before the Meeting (including any proposal to adjourn the Meeting) will be acted on by the Board of Directors in their discretion. Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Company written notice of its revocation addressed to Secretary, THERMOGENESIS CORP., 3146 Gold Camp Drive, Ranch Cordova, California 95670, or (ii) submitting a properly signed proxy bearing a later date, or
(iii) appearing at the Meeting and giving the Secretary notice of his or her intention to vote in person prior to submission of any matter to vote.

The Company will bear the entire cost of preparing and mailing these proxy materials. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of the Company's common stock. In addition to the solicitation of proxies through this proxy statement, some of the officers, directors, employees and agents of the Company may, without additional compensation, solicit proxies by telephone or personal interview, the cost of which the Company will also pay.


This Proxy Statement and form of proxy were first mailed to Stockholders on or about November 9, 1998.


                         RECORD DATE AND VOTING RIGHTS

The Company is authorized to issue up to 50,000,000 shares of common stock, par value $0.001, and 2,000,000 shares of preferred stock, par value $0.001. As of October 8, 1998, there were 18,955,765 shares of common stock issued and outstanding. No shares of preferred stock are outstanding. Each share of common stock shall be entitled to one vote on all matters submitted for Stockholder approval, including the election of directors. The record date for determination of Stockholders who are entitled to notice of and to vote at the Meeting is November 6, 1998. The Company's Certificate of Incorporation does not provide for cumulative voting. Under Delaware law, abstentions and broker non-votes will be counted for purposes of determining quorum to open the meeting, but will not be counted either for or against any proposal submitted.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

The Company's Amended and Restated By-laws ("By-laws") currently provide for the annual election of all directors. The authorized number of directors of the Company is not less than three (3) nor more than seven (7). The Board of Directors has fixed the number of directors to be elected at the annual meeting at four (4), as provided in the Bylaws.

In the event that any of the nominees should unexpectedly decline or be unavailable to act as a director, the enclosed proxy may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate any person in lieu of those named below.

NOMINEES FOR DIRECTOR

The following table lists the persons nominated by the Board of Directors for election as directors and also lists certain information with respect to those persons.

NOMINEE              AGE       DIRECTOR          COMMON STOCK       PERCENT
                               SINCE              OWNERSHIP{(1)}   OWNERSHIP

Philip H. Coelho      54       1986             590,500(2)              3%
Chief Executive
Officer

James Godsey          47       1997             200,500{(3)}            1%
President & Chief
Operating Officer

Patrick McEnany       51       1997             110,829{(4)}            *%

Hubert Huckel, M.D.    67      1997              65,000{(5)}            *%

Officers and Directors                         1,228,829{(6)}           6%
as a group (7)

Footnotes to Table
 *    Less than 1%.
{(1) }The ownership includes only options exercisable, as adjusted for the June 14, 1996 one-for-two stock consolidation, on or before September 25, 1998. The total outstanding includes shares assumed exercised for percentage ownership computation.
{(2) }Includes rights to purchase 175,000 common shares at $2.32 per share and 200,000 common shares at $2.125 per share pursuant to stock options granted December 31, 1993, and October 23, 1995, respectively, and 50,000 common shares granted on May 29, 1996 and repriced on April 2, 1997 at $2.3125 per share.
{(3) }Includes rights to purchase 200,000 common shares at $2.969 per share pursuant to stock options granted on November 24, 1997 of which only 66,667 are vested and immediately exercisable.
{(4) }Includes rights to purchase 40,000 shares at $3.3125 per share pursuant to stock options granted on May 29, 1997. Also includes 25,829 shares owned by Equisource Capital of which Mr. McEnany is the sole shareholder and 2,500 shares owned by Mr. McEnany's wife, however, Mr. McEnany disclaims beneficial ownership of the shares owned by his wife.
{(5) }Includes rights to purchase 40,000 shares at $3.3125 per share pursuant to stock options granted on May  29, 1997.
{(6) }Includes rights to purchase 120,000 shares at $2.3125 per share pursuant to stock options granted to David Adams, V.P. Business Development, on April 2, 1997; rights to purchase 50,000 shares at $2.3125 per share pursuant to stock options granted to Michael Zmuda, V.P. Regulatory Affairs, on April 2, 1997, of which 20,000 shares are immediately exercisable; rights to purchase 132,000 shares at $3.1888 granted to Sam Acosta on November 20, 1998, of which 44,000 shares are immediately exercisable; and rights to purchase 10,000 shares at $2.9063 granted to Renee Ruecker on August 13, 1997, of which 4,000 shares are immediately exercisable.

BACKGROUND OF NOMINEES.

PHILIP H. COELHO was named President of the Company on September 1989, and currently serves as Chief Executive Officer and Chairman of the Board. From October 1986 to September 1989, Mr. Coelho was Vice President and Director of Research, Development and Manufacturing. Mr. Coelho was President of Castleton, Inc. from October 1983 until October 1986. Castleton developed and previously licensed the Insta Cool Technology to the Company. Mr. Coelho has a Bachelor of Science degree in Mechanical Engineering from the University of California, Davis, and is the inventor or co-inventor on all of the Company's patents.

JAMES H. GODSEY, PH.D. joined the Company as its new President and Chief Operating Officer in November 1997. Previously, Dr. Godsey was with Dade MicroScan, a division of DADE BEHRING INC., where he was Vice President of Planning and Technology Integration, responsible for technology assessment activities, including the evaluation and acquisition of other medical device companies and medical device products. Dr. Godsey also served as Product Line General Manager of Dade MicroScan Inc. and Bartels Diagnostics Inc. from August 1993 to June 1995, overseeing annual product sales of $150 million and served as Vice President of Research & Development from February 1987 to August 1993. Dr. Godsey received his Doctorate in Bacterial Physiology from St. John's University in New York, a Masters of Science in Bacterial Physiology from the University of Missouri, a Bachelor of Science from Southeast Missouri State University and is a candidate for a Masters of Business Administration from the University of Phoenix.

PATRICK MCENANY has been the President and Chief Executive Officer of AMDG, Inc. since February 1998. From 1991 to April of 1997 Mr. McEnany was the President of Royce Laboratories and was the Chairman of the Board. In April 1997, Royce Laboratories merged with and became a subsidiary of Watson Pharmaceuticals, Inc. From 1973 to 1985, Mr. McEnany was the President, Chief Executive Officer and Chief Financial Officer of Zenex Synthetic Lubricants, Inc. ("Zenex"), a company engaged in the distribution of synthetic lubricants. In February 1985, Zenex merged with Home Intensive Care, Inc. ("HIC"), a provider of home infusion therapy services and Mr. McEnany continued to serve as a director and chairman of the audit committee until HIC was acquired by WR Grace & Co. in 1993. From December 1984 through 1991, Mr. McEnany also served as the President of Equisource Capital, Inc., a consulting company in the areas of corporate finances as Vice Chairman and director of the National
Association of Pharmaceutical Manufacturers. Mr. McEnany was a director of the Company in 1991.

HUBERT E. HUCKEL, M.D. currently serves as a member of the Board of Directors of Titan Pharmaceuticals, Inc., Gynetics Inc. & AMDG, Inc. (Chairman). In 1964, Dr. Huckel joined Hoechst A.G., a Frankfurt, Germany based chemical-pharmaceutical company ranking in the top 5 of such companies world wide. Dr. Huckel later moved to Hoechst U.S. subsidiaries in 1966 where he held various operations and executive management positions, advancing to Chairman of Hoechst Roussel Pharmaceutical, Inc., president of the Life Sciences Group, and member of the Executive Committee at Hoechst Celanese Corp., a Fortune 100 company. Dr. Huckel earned his medical degree from the University of Vienna, Austria, in 1956.


VOTE REQUIRED

A majority of votes by the shares of common stock present or represented and voting at the meeting is required to elect the nominees.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR ALL NOMINEES FOR THE BOARD OF DIRECTORS.

                                 PROPOSAL TWO
                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
            TO EFFECT A ONE-FOR-FOUR CONSOLIDATION OF COMMON STOCK

GENERAL

The Board of Directors is concerned about the low trading price and the low trading volume for the Company's common stock over the past few months. In light of those trends, the Board of Directors has concluded that it would be advisable, in the immediate near future, to amend the Company's certificate of incorporation to effect a one-for-four consolidation ("reverse stock split") of the Company's issued and outstanding common stock. The effect of the amendment to the Company's certificate of incorporation will be to add a new paragraph in place of the existing Article FOURTH, which will read as follows:

      "Each four (4) issued and outstanding shares of common stock of this Corporation shall be combined into one (1) share of validly issued, fully paid and non-assessable common stock, par value $.001. Each person as of [the date this amendment is filed] holding of record any issued and outstanding shares of common stock shall receive upon surrender to the Company's transfer agent a stock certificate or certificates to evidence and represent the number of shares of post-consolidation common stock to which such shareholder is entitled after giving effect to the consolidation; provided, however, that all fractional shares resulting therefrom shall be paid in cash."

The proposed amendment to the certificate of incorporation of the Company was unanimously approved by the Board of Directors who directed that it be submitted for stockholder approval at the Meeting. The amendment, if approved, will result in the consolidation of outstanding stock. Therefore, following approval and filing of the amendment, each share of post-consolidation common stock ("New Common Stock") will be exchanged for every four (4 ) shares of presently issued and outstanding common stock ("Old Common Stock") owned by a stockholder.

Other than adjusting the total number of shares issued (by consolidation), there will be no other changes to ownership of the stock. The voting rights and other privileges that each share of common stock enjoys before the proposed consolidation will be the same following the consolidation, and the consolidation will not affect any stockholder's proportionate equity interest in the Company. The consolidation may, however, result in an immaterial adjustment due to the purchase of any fractional shares of common stock that result from the consolidation. Shares of common stock issuable upon the exercise of outstanding stock options or upon the exercise of outstanding warrants will also be consolidated in the same ratio of one-for-four.

This table gives an example of the effect of consolidation:

      PRE-APPROVAL                        POST-APPROVAL     SHARE
      STOCKHOLDER       SHARES OWNED      SHARES OWNED      FRACTIONS PAID

      Stockholder A     30,000 shares       7,500 shares          -0-

      Stockholder B        500 shares         125 shares         -0-

      Stockholder C         66 shares          16 shares         1/2  share

Fractional shares will be paid for upon exchange of the outstanding certificates based upon the average of the high and low bid price for the common stock as quoted on the Nasdaq Market on the date of the consolidation.

The Company currently has outstanding only one class of common stock and no shares of preferred stock. In the event that Proposal Two is approved and adopted by the stockholders, the number of outstanding shares of common stock would be reduced. The Company is authorized to issue 52,000,000 shares of common stock, 50,000,000 of which are designated common shares, and 2,000,000 of which are designated preferred shares. Of the 50,000,000 shares of authorized common stock, there are currently 18,955,765 shares issued and outstanding. Further, there are approximately 5,233,867 additional shares underlying warrants and options that have been reserved for future exercise. The number of shares of common stock issuable upon conversion of warrants or exercise of stock options would also be reduced (one-for-four) to 1,308,466 in connection with the proposed consolidation.

The proposed consolidation will not change the authorized number of shares of common stock or preferred stock, although as a result of the consolidation, the decrease in the number of issued and outstanding shares will result in an increase in the number of shares available for future issuance. There would be no effect on outstanding options and warrants except for the adjustment (one-for-four).

This table illustrates the principal effects of the proposed consolidation on all outstanding shares as they would be effected on the date of the consolidation (the "record date"):


NUMBER OF                    PRIOR TO                         AFTER
SHARES OF                    PROPOSED                         PROPOSED
COMMON STOCK                 CONSOLIDATION                    CONSOLIDATION

Authorized                   50,000,000                       50,000,000

Issued and
Outstanding                  18,955,765                        4,738,941**

Available for
Future Issuance              31,047,331                       45,261,833*

NOTE TO TABLE

* Does not include further reduction for shares underlying warrants and options which are reserved.

** Subject to minor adjustment due to the purchase of fractional shares resulting from the consolidation.

      It is not anticipated that any change will be made in the Company's capital stock as a result of the proposed consolidation.

REASONS FOR THE CONSOLIDATION

The Company's common stock is listed on the Nasdaq SmallCap Market. As part of continued listing on that market, the Company must satisfy certain quantitative criteria. One of the requirements for continued listing is that the minimum bid price for the Company's common stock must be $1 per share. Failure to meet this requirement for a period of 30 consecutive business days will result in notification by Nasdaq of possible de-listing from the market if the minimum bid is not brought within compliance over a 90 day period following the notification. One method to increase the bid price for the common stock is to consolidate the outstanding shares, thereby increasing the attached value per share. The following table illustrates the possible effect of a consolidation on the stock price, assuming all other market factors remain the same:

      BEFORE STOCK CONSOLIDATION                AFTER STOCK CONSOLIDATION
      NUMBER OF         PER SHARE               NUMBER OF         PER SHARE
      SHARES OWNED      PRICE                   SHARES OWNED      PRICE

      100,000           $1.00                     25,000          $4.00
       10,000           $1.00                      2,500          $4.00

This table demonstrates the mathematical implication of a stock consolidation. The Company cannot predict the actual result of trading and bid price for the shares of common stock following the consolidation due to the numerous market factors that affect trading daily, including impacts to the market as a whole.

The Board of Directors further believes that the current per share price of the common stock and the large number of shares of common stock outstanding have had a negative impact on the market for its common stock. Furthermore, the large number of shares outstanding and the relatively few shares that are traded on a daily basis in comparison, has hindered the Company's ability to raise capital by issuing additional shares of common stock. The Board of Directors is hopeful that after the consolidation the market will react positively and in such a fashion that the price of the Company's common stock will rise and cease to be treated as "low-priced" stock by the investment community.

The Board of Directors recognizes that the proposed consolidation will not, in itself, result in the Company's common stock being categorized other than as a low-priced stock, and that the only path to being categorized as other than low-priced is through sustained growth and profitability, neither of which can be assured, and the absence of which will result negatively upon the trading value of the Company's common stock following the proposed consolidation.

The Company believes there are several reasons beyond Nasdaq listing requirements why the proposed consolidation is prudent and why it may enhance the market for the common stock. These reasons are summarized as follows.

      1. Institutional investors often have internal policies that prevent the purchase of low-priced stocks and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts. Similarly, many banks do not permit collateralization of loans through the pledge of low-priced stocks. If the consolidation, coupled with Company growth and profitability, results in an increase in the per share price for the Company's common stock, the Company may be able to attract additional institutional investors as well as provide an avenue for its stockholders to collateralize loans using their common stock instead of selling that stock for needed money.

      2. Further, some brokerage firm's implement internal policies and practices that tend to discourage dealing with low-priced stock (stock priced under $5 per share). These practices result in time-consuming procedures and internal controls that must be complied with for payment of brokerage commissions (and additional procedures, including branch manager approval), which function to make handling low-priced stock unattractive to brokers and registered representatives of a brokerage firm. Some brokerage firms also require a non-solicitation letter from the client when the client desires to purchase a low-priced stock. These policies and procedures add delay and burden to the process, based on separate business criteria of the brokerage firm, and are designed to balance the commission to be paid with the cost of handling the stock transaction, rather than considering and evaluating such factors as the underlying nature of the transaction and quality of the issuer. The Company believes that such policies do not foster evaluation of its reported results and prospects for future growth and stockholder return, factors which should be considered in evaluating stock prices.

      3. Since the broker's commissions and transaction costs on low-priced stock generally represent a higher percentage of the stock sale price than commissions and costs on higher-priced stocks, the current share price of the Company's common stock can result in individual shareholders paying transaction costs (commissions, mark-ups, mark-downs, etc.) which are a higher percentage of the total share value than would be the case if the Company's share price were higher.

Although the Board of Directors is hopeful that the decrease in the number of shares of common stock that would be outstanding after the proposed consolidation will result in an increased price level per share of common stock which will encourage interest in the market for that common stock and promote greater marketability for the common stock, no assurances can be given that the market will respond to the consolidation with an increase in the per share price or with any increase in average daily trading volume.

Finally, the affect of the proposed consolidation, and resulting decrease in the number of shares of common stock on the market, could adversely affect the trading value of such common stock if there is not a corresponding increase in the per share price level for such stock following the consolidation. Many factors beyond the Company's control will affect the ultimate trading market and there can be no assurance that the per-share price for the Company's common stock immediately after the consolidation will reflect the corresponding math material value based on the consolidation alone, or that any such value will be sustained for any period of time.

The Company's common stock has been traded on the Nasdaq SmallCap Market under the symbol "KOOL" since 1987. On October 7, 1998, the closing price for the Company's common stock, as quoted on the Nasdaq Market, for a share of common stock was $0.875 per share. The following table sets forth the range of high and low prices for the Company's common stock for the fiscal years ended June 30, 1997 and 1998 as reported in the Nasdaq Market. Such prices reflect inter-dealer quotation without adjustment for retail mark ups, mark downs or commissions and may not represent actual transactions.

      FISCAL 1998:               HIGH                LOW

      First Quarter              $3.5626             $3.3750
      Second Quarter             $3.1250             $2.9688
      Third Quarter              $2.7500             $2.6250
      Fourth Quarter             $2.2500             $2.0940


      FISCAL 1997:

      First Quarter              $4.2500             $4.0625
      Second Quarter             $3.8750             $3.6875
      Third Quarter              $3.0625             $2.8750
      Fourth Quarter             $2.7813             $2.7813


EXCHANGE OF STOCK CERTIFICATES

If the proposed amendment to the Company's certificate of incorporation to provide for a one-for-four consolidation is approved, the Company will file an amended and restated certificate of incorporation within the next three months following the Meeting, consistent with the Company's judgment on timing and timing requirements that may be imposed by the Nasdaq Market. The proposed consolidation will become effective upon the filing of that amended and restated certificate of incorporation (the "Effective Date"). American Securities Transfer & Trust, Inc. has been appointed as the Company's exchange agent ("Exchange Agent") to act for stockholders in effecting the exchange of their certificates.

If the proposed amendment is approved, Stockholders will be notified and requested to surrender their certificates representing shares of the Old Common Stock to the Exchange Agent who will issue new certificates representing shares of New Common Stock after giving effect to the consolidation. Commencing with the effective date, however, each certificate representing shares of Old Common Stock will be automatically deemed, without any action, for all purposes to evidence ownership of New Common Stock taking into account the consolidation.

No scrip or fractional share certificates of New Common Stock will be issued in connection with the proposed consolidation. Stockholders who would otherwise receive fractional shares will receive, instead, the cash value for such fractional shares determined by multiplying the fractional share by the average of the high and low bid price for the Company's common stock on the date of the consolidation ("Effective Date").

FEDERAL INCOME TAX CONSEQUENCES

The federal income tax consequences of the proposed consolidation are set forth below. The following information is based upon existing law which is subject to change by legislation, administrative action and judicial decision, and is necessarily general in nature. Furthermore, individual circumstances may alter the effect or require different tax treatment depending upon those specific circumstances. Accordingly, stockholders are advised to consult with their own tax advisor(s) for more detailed information relating to their individual circumstances and the individual tax treatment that may result due to the consolidation of stock.

      1. The proposed consolidation will be a tax-free recapitalization for the Company and its stockholders.

      2. The shares of New Common Stock registered in the name of a stockholder (or beneficially owned by such stockholder) will have an aggregate basis for computing gain or loss equal to the aggregate basis of the Old Common Stock held by that stockholder immediately prior to the Effective Date for the proposed consolidation.

      3. A stockholder's holding period for shares of New Common Stock will include the holding period of shares of Old Common Stock tendered in exchange, provided that the shares of Old Common Stock were capital assets in the hands of the stockholder on the Effective Date of the proposed consolidation.

      4. Depending on the individual facts and circumstances, to the extent a stockholder receives cash in lieu of a fractional share, the stockholder may be required to treat such cash as income from a dividend or as a sale or exchange of the fractional share and will recognize gain or loss based on the difference between the cash price paid and the stockholder's basis in the fractional share. While it appears that dividend treatment will not apply, stockholders are advised to consult with their own tax advisor with respect to individual treatment.

REGISTRATION AND TRADING

The New Common Stock will continue to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company will continue to file periodic and current reports with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act. In addition, the Company's New Common Stock will continue to be traded on the Nasdaq SmallCap Market. The Company intends to file all required notifications with the Nasdaq Market to provide for continued trading (on a post-consolidated basis) in coordination with the Effective Date. Certificates representing the New Common Stock will, however, contain a new CUSIP number.

The Company has no intention of entering into any future transaction or business combination which would result in deregistration of the New Common Stock under the Exchange Act, or which might result in loss of eligibility for the New Common Stock to be listed and traded on the Nasdaq Market.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding common stock is required to approve Proposal two.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR A ONE-FOR-FOUR CONSOLIDATION OF THE COMPANY'S COMMON STOCK.

                                PROPOSAL THREE

         APPROVAL FOR THE BOARD OF DIRECTORS TO AUTHORIZE THE COMPANY
        TO ENTER INTO A PRIVATE EQUITY TRANSACTION THAT MAY RESULT IN
           ISSUANCE OF MORE THAN 20% OF THE OUTSTANDING COMMON STOCK



The Company has expended considerable capital resources in completing development of its new technology platforms, the additions to management and facilities required for market launch of new products, and the actual market launch of the Company's BioArchive<trademark> Stem Cell System. Nevertheless, to fully effect the Company's accelerated business plan and to begin clinical trials directed towards collection of data for submission to the U.S. Food and Drug Administration ("FDA") for additional products and product claims, the Company will require additional sums of working capital. Although the Company is currently working to establish working capital lines of revolving debt, it is anticipated that some future equity transaction might also be necessary, depending ultimately on a number of factors, including future sales volume for the Company's products, expenses associated with the clinical trials, and other operationally related expenses.

The Company is not required under the Nasdaq Market voting rights policy to obtain stockholder approval for the issuance of stock at market prices or in a public transaction. However, stockholder approval is required in the event a private transaction results in the issuance of more than 20% of the currently issued and outstanding shares of common at prices below market. If market conditions become more favorable in the immediate future, it may be in the best interest of the Company to obtain all required capital to conclude its marketing efforts, including funding for all scheduled FDA trials and completion of all required FDA submissions, in order to bring the Company and its operations into profitability.

The Company seeks approval from its stockholders authorizing the Board of Directors to enter into a transaction that could result, at the closing of the transaction, in the Company issuing or being obligated to issue in the future a number of shares of common stock that would, in the aggregate, exceed 20% of the currently issued and outpany is limiting such approval and authority to the Board of Directors so that the shares issued in any transaction would not be greater than 30% of the issued and outstanding shares without first obtaining additional stockholder approval. As of October 8, 1998, there were 18,955,765 shares issued and outstanding, and approval of this proposal would authorize the Board of Directors, in the exercise of their best judgment as to timing, price and terms, to enter into a transaction that could result at the closing of the transaction in the Company issuing or being obligated to issue in the
future up to 5,685,800 shares of common stock,     or in the event that
proposal number two is approved, up to 30% of the issued and outstanding shares at the time of the transaction taking into consideration the one-for-four stock consolidation.

As of October 8, 1998, the Board of Directors is not actively pursuing or negotiating any private transaction that would result in the issuance of common stock.



VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding common stock is required to approve Proposal Three.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE PROPOSAL TO AUTHORIZE THE COMPANY TO ENTER INTO A PRIVATE TRANSACTION, AT THE DISCRETION OF THE BOARD OF DIRECTORS, THAT WOULD RESULT IN ISSUANCE OF MORE THAN 20% OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK.

                     EXECUTIVE COMPENSATION OF MANAGEMENT,
                              OWNERSHIP OF CERTAIN
                STOCKHOLDERS, AND CERTAIN RELATED TRANSACTIONS

The following table sets forth certain information with respect to executive officers of the Company at fiscal year end.

NAME                    POSITIONS WITH THE COMPANY           AGE   OFFICE
                                                                   HELD SINCE

Philip H. Coelho        Chief Executive Officer              54   1989{(1)}

James H. Godsey         President & Chief Operating Officer  47   1997

David C. Adams          V.P. Business Development
                        and General Counsel                  40   1996

Sam Acosta              V.P. Manufacturing Operations        55   1997

Michael Zmuda, PhD, RAC{(2)} V.P. Regulatory Affairs
                          and Quality Systems                61   1997

Renee Ruecker{(3)       }Director of Finance                 34   1997

Charles de B. Griffiths V.P. Foreign Marketing                49  1990

NOTES TO TABLE

{(1) }Prior to becoming President, Mr. Coelho served as Vice President and Director of Research, Development and Manufacturing from October 1986 to September 1989.
{(2) }Dr. Michael Zmuda agreed to resign as V.P. Regulatory Affairs & Quality Systems in October 1998.
{(3)  }Ms. Renee Ruecker assumed the position of V.P. Finance in August 1998.

Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board. Messrs. Coelho, Griffiths, Acosta, Adams, and Dr. Godsey have entered into employment agreements with the Company. There is no family relationship between any of the officers and directors. Mr. McEnany is currently a member of the AMDG, Inc.Board of Directors and Dr. Huckel is a member of the Board of Directors for Titan Pharmaceuticals, Inc., Gynetics Inc. and AMDG, Inc. Board of Directors.

The biographies of Messr. Coelho, and Dr. Godsey can be found on page 3.

Mr. Adams joined the Company at the end of November 1996 as General Counsel, and filled the newly created position of V.P. of Business Development. Prior to joining the Company, Mr. Adams was in private practice representing public and private corporations in the areas of intellectual property, corporate finance, mergers and acquisitions, and regulatory matters. Mr. Adams received his Bachelor of Arts Degree in Psychology, with High Distinction, from the University of Colorado, Colorado Springs in 1984, and his Juris Doctorate, with Distinction, from the University of the Pacific, McGeorge School of Law in 1988.

Dr. Zmuda joined the Company in February 1997 as V.P. of Regulatory Affairs and Quality Systems. After serving as Assistant Professor of Pharmacology at Southern Illinois University School of Medicine for five years, Dr. Zmuda worked at Baxter-Travenol Laboratories, CD Medical, Inc., and American Sterilizer Company ("AMSCO"). Prior to joining the Company, Dr. Zmuda held the position of Director of Regulatory Affairs at AMSCO from 1989 through 1996 when AMSCO merged with Steris Corporation. Dr. Zmuda received his Bachelor of Arts Degree in Psychology in 1969, and his Physical Doctorate in Pharmacology in 1975, both from the University of Minnesota.

Mr. Sam Acosta joined the Company in December 1997 as V.P. Manufacturing Operations. Prior to joining the Company, Mr. Acosta was V.P. of Manufacturing at Dade International, MicroScan, formerly Baxter Diagnostics. Mr. Acosta was responsible for manufacturing engineering, materials management and distributions and quality control. Mr. Acosta received his Bachelor of Arts Degree in Business Administration from California State University Sacramento.

Ms. Ruecker joined the Company in August 1997 as Director of Finance. Prior to joining the Company, Ms. Ruecker was a manager in the Audit and Business Advisory Department at Price Waterhouse LLP. Her clients included a number in the science and health industries. A Certified Public Accountant, Ms. Ruecker received her Bachelor of Arts Degree in Business Administration from the California Polytechnic State University in San Luis Obispo.

CERTAIN LEGAL PROCEEDINGS

Except for Mr. McEnany, none of the executive officers or directors has been involved in any material legal proceeding within the past five years. While Chairman and President of Royce Laboratories (1991 - 1997), Mr. McEnany responded to a formal investigation by the Securities and Exchange Commission against Royce Laboratories and its officers and directors related to certain of Royce Laboratories' disclosure in February 1993. The matter was resolved in May 1996 when Royce Laboratories and Mr. McEnany entered into a settlement with the SEC, without admitting or denying that a violation of the securities laws had occurred. As part of the settlement, Royce Laboratories and Mr. McEnany consented to a civil injunction requiring that they comply with the federal securities laws in the future. The Company does not believe that the substance of the consent decree or the injunction will affect Mr. McEnany's ability as a director of the Company.

BOARD MEETINGS

During the fiscal year ended June 30, 1998, the Board took formal action 25 times, by meeting or consent. All directors were either present at the meeting or consented in writing to each action taken. The Compensation Committee also took action on 12 occasions, by meeting or consent, during the fiscal year ended June 30, 1998. All members of the Compensation Committee were present or consented to the actions in writing. The Audit Committee met once, and all members of that committee were present at the meeting. There were no Executive Committee meetings during the year.

BOARD COMMITTEES

The Company currently has a Compensation Committee, an Executive Committee and an Audit Committee.

At fiscal year end, the Executive Committee consisted of Philip Coelho, Patrick McEnany, and James Godsey. The Executive Committee assists the Company's officers in establishing or implementing strategic plans, and determining questions of general policy with regard to the Company's business and day-to-day operations.

At fiscal year end, the Audit Committee consisted of two non-employee directors, Patrick McEnany and Dr. Hubert Huckel. The Audit Committee coordinates and oversees the Company audit performed by outside auditors.
The Compensation Committee consisted of two non-employee directors, Patrick McEnany and Dr. Hubert Huckel. The Compensation Committee reviews and approves the executive compensation policies and determines employee option grants. The following report submitted by the Compensation Committee describes the compensation policies and rationales applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended June 30, 1998.

                COMPENSATION OF THERMOGENESIS CORP. MANAGEMENT

The Compensation Committee ("Committee") of the Board of Directors is responsible for the Company's compensation, benefits, and stock option grants for executive officers. The Committee is composed entirely of independent outside directors. The following is the Committee's report on executive compensation.

                REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

No new compensation issues were decided since last annual meeting. Dr. Godsey and Mr. Acosta were hired during the fiscal year, prior to the last annual meeting.

Compensation Philosophy

The Committee continues to emphasize the important link between the Company's performance, which ultimately benefits all shareholders, and the compensation of its executives. Therefore, the primary goal of the Company's executive compensation policy is to closely align the interests of the shareholders with the interests of the executive officers. In order to achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to the long-term success of the Company and reward them for their efforts in ensuring the success of the Company and (ii) encourage executives to manage from the perspective of owners with an equity stake in the Company. The Company currently uses three integrated components - Base Salary, Incentive Compensation and Stock Options - to achieve these goals. More recently, the Committee has begun to focus more on principles of pay for performance and stock ownership, through option grants, to provide adequate incentive for completing tasks and operational hurdles the Company is facing. The following outlines the overall compensation components.

      Base Salary

The Base Salary component of total compensation is designed to compensate executives competitively within the industry and the marketplace. The Committee reviewed and approved an employment agreement for Mr. Adams in December 1996, Dr. Godsey in November 1997, and Mr. Acosta in December 1997. Base Salaries of the executive officers are established by the Committee based upon Committee compensation data, the executive's job responsibilities, level of experience, individual performance and contribution to the business. Executive officer salaries have been targeted at slightly below average rates paid by competitors and other public companies in the area. In making base salary decisions, the Committee exercised its discretion and judgment based upon regional and personal knowledge of industry practice and did not apply any specific formula to determine the weight of any one factor.

      Incentive Bonuses

The Incentive Bonus component of executive compensation is designed to reflect the Committee's belief that a portion of the compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each executive officer. The Incentive Bonus is intended to motivate and reward executive officers by allowing the executive officers to directly benefit from the success of the Company. Mr. Coelho is entitled to receive up to one-half of one percent of the Company's net profits, but such incentive compensation cannot exceed ten percent of his annual Base Salary, i.e., no more than $16,000. Dr. Godsey was provided with an initial bonus of $50,000 to entice him to join the Company immediately, and Mr. Acosta was similarly provided with a $10,000 bonus. Executive Employment contracts provide generally for a discretionary bonus of up to 35% of the executive's base salary which will be determined by the Committee based on performance criteria and Company performance during the year.

      Long Term Incentives

The Committee provides the Company's executive officers with long-term incentive compensation in the form of stock option grants under the Company's Amended 1994 Stock Option Plan and the 1998 Employee Equity Incentive Plan.
The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant, except for the repricing of options granted to Mr. Coelho on May 29, 1996 which were repriced on April 2, 1997. The Committee considers each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. The number of Stock Options granted in prior years are also taken into consideration.

In conclusion, the Committee believes that the Company's current compensation levels are consistent with Company goals.

      Respectfully Submitted,
      THERMOGENESIS CORP. COMPENSATION COMMITTEE

      Hubert Huckel, M.D., Chairman
      Patrick McEnanay

EXECUTIVE COMPENSATION

This table lists the aggregate cash compensation paid in the past three years for all services of the named Executive Officers of the Company.

                          SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                                                                        OTHER ANNUAL
NAME AND PRINCIPAL                                                      COMP.            RESTRICTED STOCK     OPTIONS GRANTED
POSITION                    YEAR      SALARY                 BONUS                       AWARD(S)
Philip H. Coelho,          1996       $ 110,000             $ 0         $ 27,296{(1)}    $ 0                   250,000{(2)}
Chief Executive Officer    1997       $ 160,000             $ 0         $ 52,764{(3)}    $ 0                        -0-
                           1998       $160,000              $0          $15,228{(4)}     $0                         -0-

James Godsey, President    1996       $0                   $0           $0               $0                         -0-
and Chief Operating        1997       $0                   $0           $0               $0                         -0-
Officer                    1998        $93,000              $50,000      $3,269{(5)}      $0                   200,000{(6)}

Charles de B.              1996       $ 110,000             $ 0         $ 21,512{(7)}    $ 0                    100,000{(8)}
Griffiths                  1997       $ 120,000             $ 0         $ 31,781{(9)}    $ 0                        -0-
VP Foreign Markets         1998       $120,000             $0           $9,352{(10)}     $0                       -0-

David Adams, VP            1996       $0                   $0           $0               $0                       -0-
Business Development       1997       $64,167              $0           $4,550{(11)}     $0                     120,000{(12)}
and General Counsel        1998       $110,000             $0           $11,731{(13)}    $0                      -0-

Michael Zmuda, VP          1996         $0                   $0           $0               $0                    -0-
VP Regulatory Affairs      1997        $37,500              $0           $9,023{(14)}     $0                     50,000{(15)}
and Quality Systems        1998        $90,404              $0           $22,218{(16)}    $0                     -0-

{(1)} Represents payments of $7,200 annual automobile allowance and $20,096 in accrued vacation pay.

{(2) }Includes 200,000 stock options granted on October 23, 1995, and 50,000 stock options granted on May 29, 1996 which were repriced on April 2, 1997 to $2.3125 per share.

{(3) }Represents payments of $12,000 annual automobile allowance and $40,764 in accrued vacation pay.

{(4) }Represents payment of $9,231 annual automobile allowance and $5,997 in accrued vacation.

{(5)  }Represents payments of $3,269 annual automobile allowance.

{(6) }Includes 200,000 stock options granted on November 14, 1997 at $2.969 per share.
{(7) }Represents payments of $9,000 annual automobile allowance and $12,512 in accrued vacation pay.

{(8)  }Includes replacement option of 100,000.

{(9)} Represents payments of $9,600 annual automobile allowance and $22,781 in accrued vacation pay.

{(10)} Represents payments of $6,231 annual automobile allowance and $3,121 in accrued vacation pay.

{(11) }Represents payments of $4,550 annual automobile allowance.

{(12) }Includes 120,000 stock options granted on April 2, 1997 at $2.313 per share.

{(13) }Represents payments of 7,500 annual automobile allowance and $4,231 in accrued vacation pay.

{(14) }Represents payments of $4,165 annual automobile allowance plus $4,858 in relocation moving expense reimbursement..

{(15) }Includes 50,000 stock options granted on April 2, 1997 at $2.313 per share.

{(16) }Represents payments of 9,612 annual automobile allowance plus $12,606 in relocation moving expense reimbursement..
______________________

EMPLOYMENT AGREEMENTS

In June 1996, the Company and Mr. Coelho entered into an employment agreement whereby Mr. Coelho agreed to serve as President and Chief Executive Officer of the Company and receive compensation equal to $160,000 per year and a $800 per month automobile allowance, subject to annual increases as may be determined by the Board of Directors. The employment agreement may be terminated by Mr. Coelho or by the Company with or without cause. In the event Mr. Coelho is terminated by the Company without cause, Mr. Coelho will be entitled to receive severance pay equal to the greater of six months of his annual salary or the remaining term of the agreement. In addition, the employment agreement provides that in the event Mr. Coelho is terminated other than "for cause" upon a change of control, Mr. Coelho shall be paid an amount equal to three times his annual salary. The phrase "change of control" is defined to include (i) the issuance of 33% or more of the outstanding securities to any individual, firm, partnership, or entity, (ii) the issuance of 33% or more of the outstanding securities in connection with a merger, or (iii) the acquisition of the Company in a merger or other business combination. The employment agreement expires by its terms in June 1999. In November 1997, Mr. Coelho resigned his position as President.

In June 1996, the Company and Charles de B. Griffiths entered into an employment agreement whereby Mr. Griffiths agreed to serve as Vice-President of Marketing and Sales of the Company and receive compensation equal to $120,000 per year and a $750 per month car allowance, subject to annual increases as may be determined by the Board of Directors. The employment agreement may be terminated by Mr. Griffiths or by the Company with or without cause. In the event Mr. Griffiths is terminated by the Company without cause, Mr. Griffiths will be entitled to receive severance pay equal to the greater of six months of his annual salary, or the remaining term of the agreement. In addition, the employment agreement provides that in the event Mr. Griffiths is terminated following a change of control, Mr. Griffiths shall be paid an amount equal to three times his annual salary. The phrase "change of control" is defined to include (i) the issuance of 33% or more of the outstanding securities to any individual, firm, partnership, or entity, (ii) the issuance of 33% or more of the outstanding securities in connection with a merger, or (iii) the acquisition of the Company in a merger or other business combination. The employment agreement expires by its terms in June 1999.

In December 1996, the Company and Mr. Adams entered into an employment agreement whereby Mr. Adams agreed to serve as Vice President of Business Development and General Counsel of the Company and receive compensation equal to $110,000 per year and a $650 per month automobile allowance, subject to annual increases as may be determined by the Board of Directors. The employment agreement may be terminated by mutual consent of the Company and Mr. Adams or by the Company with or without cause. In the event Mr. Adams is terminated by the Company without cause, Mr. Adams will be entitled to receive severance pay equal to the greater of six months of his annual salary, excluding any amounts for benefits or automobile allowance or an amount equal to the then current per month Base Salary multiplied by the number of calendar months remaining in the Agreement. In addition, the employment agreement provides that in the event Mr. Adams is terminated other than "for cause" upon a change of control, Mr. Adams will be paid an amount equal to three times his annual salary. The phrase "change of control" is defined to include (i) the issuance of 33% or more of the outstanding securities to any individual, firm, partnership, or entity, (ii) the issuance of 33% or more of the outstanding securities in connection with a merger, or (iii) the acquisition of the Company in a merger or other business combination. The employment agreement expires by its terms in November 1999.

In February 1998, the Company and Michael Zmuda entered into an employment agreement whereby Dr. Zmuda agreed to serve as Vice President of Regulatory Affairs and Quality Systems of the Company and receive compensation equal to $105,000 per year and a $833 per month automobile allowance, subject to annual increases as may be determined by the Board of Directors. The employment agreement may be terminated by the Company with or without cause. By agreement with the Company, Dr. Zmuda resigned as V.P., and ceased employment as of October 5, 1998. Dr. Zmuda entered into a severance agreement effective that date that would obligate the Company to pay continuation of his salary for a period of seven months, with three additional months paid conditioned on his inability to find gainful employment at the end of the seven month period. The Company will also pay health benefits during that period.

In November 1997, the Company entered into an employment agreement with Dr. Godsey whereby Dr. Godsey agreed to serve as President and Chief Operating Officer and receive compensation equal to $160,000 and a $500 per month automobile allowance, subject to annual increases as may be determined by the Board of Directors. Dr. Godsey is eligible to receive bonuses based on his performance and the attainment of objectives established by the Company. Dr. Godsey shall receive an initial bonus of $60,000 at the end of the first anniversary of the employment agreement and thereafter, bonuses shall not exceed thirty-five percent of his base salary in effect for that given year. The employment agreement may be terminated prior to the expiration of the agreement, upon the mutual agreement of the Company and Dr. Godsey. In addition, the employment agreement provides that in the event Dr. Godsey is terminated other than "for cause" upon a change of control, Dr. Godsey will be paid an amount equal to three times his annual salary. The phrase "change of control" is defined to include (i) the issuance of 33% or more of the outstanding securities to any individual, firm, partnership, or entity, (ii) the issuance of 33% or more of the outstanding securities in connection with a merger, or (iii) the acquisition of the Company in a merger or other business combination. The employment agreement expires by its terms in November 2000.

In December 1997, the Company entered into an employment agreement with Mr. Acosta whereby Mr. Acosta agreed to serve as V.P. of Manufacturing Operations and receive compensation equal to $135,000 subject to annual increases as may be determined by the Board of Directors. Mr. Acosta is eligible to receive bonuses based on his performance and the attainment of objectives established by the Company. Mr. Acosta shall receive an initial bonus of $10,000 at the commencement of employment and thereafter, bonuses shall not exceed thirty-five percent of his base salary in effect for that given year. The employment agreement may be terminated prior to the expiration of the agreement, upon the mutual agreement of the Company and Mr. Acosta. In addition, the employment agreement provides that in the event Mr. Acosta is terminated other than "for cause" upon a change of control, Mr. Acosta will be paid an amount equal to three times his annual salary. The phrase "change of control" is defined to include (i) the issuance of 33% or more of the outstanding securities to any individual, firm, partnership, or entity, (ii) the issuance of 33% or more of the outstanding securities in connection with a merger, or (iii) the acquisition of the Company in a merger or other business combination. The employment agreement expires by its terms in December 2000.

OPTIONS GRANTED IN LAST FISCAL YEAR

All option grants and values have been adjusted to reflect the one-for-two stock consolidation effected by the Company on June 14, 1996.


                               INDIVIDUAL GRANTS

                                     Percent of Total
                                     Options Granted
                    Number of        to Employees in                                  Potential Realized Value at
                    Securities       Fiscal Year                                      Assumed Annual Rates of Stock
                    Underlying                        Exercise Base                   Price Appreciation for Option
                    Options Granted                   Price ($/sh)     Expiration     Term
Director                                                               Date                 5%($){(1)}
                                                                                      10%($){(1)}
Sam Acosta           132,000            28.76%        $ 3.188          11/20/00        $ 66,331,12     $ 139,290.10
James Godsey         200,000            43.57%        $ 2.969          11/14/00        $ 93,597,73     $ 196,547.80

FOOTNOTES TO TABLE
{
(1)}The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future common stock prices, or actual performance.

                        TEN-YEAR OPTIONS/SAR REPRICINGS

There were no repricing of options for the fiscal year ended June 30, 1998.

AGGREGATED OPTION EXERCISES  IN  LAST  FISCAL  YEAR  AND FISCAL YEAR-END OPTION
VALUES

The following table sets forth executive officer options exercised and option values for fiscal year 1998 for all executive officers at the end of the year.

                                       Number of options  Value of Unexercised
                                            at FY end      Options at FY End
               Shares Acquired  Value      (Exercisable/   (Exercisable/
NAME            OR EXERCISED    REALIZED   UNEXERCISABLE)  UNEXERCISABLE){(1)}

Philip Coelho     0                  0        425,000/         $12,600/
                                                     0                $0

James Godsey      0                  0        66,667/           $0/
                                                  133,333         $0

Sam Acosta        0                  0        44,000/           $0/
                                                   88,000         $0

David Adams       0                  0       120,000/           $0/
                                                    0             $0

Michael Zmuda     0                  0        20,000/            $0/
                                                  30,000           $0

Charles De B.     0                  0       225,000/         $6,3000/
Griffiths                                          0               $0

FOOTNOTES TO TABLE

{(1)}     Based  on  June  30,  1998 year end closing bid price of $ 2.188  per share.

DIRECTORS COMPENSATION

All directors who are not employees of the Company are paid a meeting fee of $1,000 per Board meeting attended in person ($500 for attendance by telephonic conference). In addition, members of the Board's Compensation Committee receive $500 per meeting attended in person ($250 for attendance by telephonic conference) and options to purchase 4,000 shares of common stock upon completion of each full year of service on such Committee pursuant to the Amended 1994 Stock Option Plan. Members of the Audit and Executive Committees receive $500 per meeting in person ($250 for attendance by telephonic conference).

THE AMENDED 1994 STOCK OPTION PLAN

The Company's Amended 1994 Stock Option Plan (the "Plan") was originally approved by the Company's stockholders in January 1995 and amended at the Annual Meetings on May 29, 1996 and May 29, 1997. A total of 1,450,000 (post-consolidation) shares were approved by the stockholders for issuance under option agreements, subject to the Plan.

The Plan permits the grant of stock options to employees, officers and certain directors. The purpose of the Plan is to attract the best available personnel to the Company and to give employees, officers and certain directors of the Company a greater personal stake in the success of the Company.

As of June 30, 1998, 509,000 options had been granted under the Plan during the fiscal year. In addition, after June 30, 1998, options to purchase 56,500 shares of common stock were issued under the Plan to certain employees in connection with normal employment practice, with exercise prices ranging from $1.64 to $3.75 per share.

1998 EMPLOYEE EQUITY INCENTIVE PLAN

The Company's 1998 Employee Equity Incentive Plan (EEIP) was approved by the Company's stockholders in February 1998. A total of 798,000 shares were approved by the stockholders for issuance under option agreements, subject to the EEIP.

The Plan permits the grant of stock options to employees, officers and certain directors. The purpose of the Plan is to attract the best available personnel to the Company and to give employees, officers and certain directors of the Company a greater personal stake in the success of the Company. As of June 30, 1998, no options have been granted under the EEIP.

PRINCIPAL STOCKHOLDERS

The Company is not aware of any stockholder of record who owns five percent (5%) or more of the outstanding common stock, and the Company has not received any Form 13d filings which would indicate that any stockholder owns beneficially more than five percent (5%) or more of the Company's common stock. The table on page 2 of this proxy statement sets forth, as of September 25, 1998, certain information with respect to the beneficial ownership of shares of the Company's common stock by all directors and executive officers of the Company individually, and all directors and all executive offic As of October 8, 1998, there were 18,955,765 shares of common stock outstanding.

                    FIVE YEAR COMMON STOCK PERFORMANCE GRAPH

The following graph compares the performance of the Company's common stock during the period June 30, 1993 to June 30, 1998 with Nasdaq Stock Market Index and the Company's peer group of Nasdaq stocks.

The graph depicts the results of investing $100 in the Company's common stock, and the identified index at closing prices on June 30, 1993.






                        [GRAPH NOT ELECTRONICALLY FILED]






                                  Graph Legend

SYMBOL CRSP TOTAL RETURNS INDEX FOR: 06/30/93 06/30/94 06/30/95 06/30/96 06/30/97   06/30/98

-----       THERMOGENESIS CORP.       100.0     48.5      75.8    104.5   67.4        53.0

 . _ .       Nasdaq Stock Market
              (US Companies)          100.0     101.0     134.8   173.0   210.4       277.6

_ _ _       Nasdaq Stocks SIC
               3580-3589 US
               Companies -
               Refrigeration
               and Service
               Industry Machinery     100.0     122.4     135.6   164.7   184.0       183.3


NOTES TO PERFORMANCE GRAPH:
      A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
      B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
      C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
      D.  The index level for all series was set to $100.0 on 06/03/93.

There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The market price of the Company's common stock in recent years has fluctuated significantly and it is likely that the price of the stock will fluctuate in the future. The Company does not endorse any predictions of future stock performance. Furthermore, the stock performance chart is not considered by the Company to be (i) soliciting material, (ii) deemed filed with the Securities and Exchange Commission, and (iii) to be incorporated by reference in any filings by the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934.

CERTAIN RELATED TRANSACTIONS

In May, 1997, the Company loaned the principal sum of  $88,281,25 to Charles de
B. Griffiths, the Company's Vice President of Marketing and Sales and a director of the Company, to assist with the purchase and renovation of a residence in connection with Mr. Griffiths relocation to the Company's Rancho Cordova office from France, where he previously resided. The loan bears simple interest at the annual rate of eight percent (8%), and was due and payable in February 1998. The loan was fully secured by 25,000 shares of common stock held by Mr. Griffiths at the time of the loan. In February 1998, the Company extended the repayment terms under the promissory note until June 30, 1999 and received a right of full offset against Mr. Griffiths' employment agreement in the event of any missed payment. As of June 30, 1998, Mr. Griffiths had made required payments and the balance of principal and interest at that date was $94,100.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

Based solely upon a review of Forms 3, 4 and 5 delivered to the Company as filed with the Securities and Exchange Commission ("Commission"), directors and officers of the Company timely filed all required reports pursuant to Section 16(a) of the Securities Exchange Act of 1934.

                                  OTHER MATTERS

RELATIONSHIP WITH INDEPENDENT AUDITORS

The Company has retained the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1999. The Company expects a representative of Ernst & Young LLP to be present at the Annual Meeting of Stockholders and the representative will have an opportunity to make a statement if he desires to do so. Such representative will be available to respond to appropriate questions.

TRANSFER AGENT

The American Securities Transfer and Trust, Inc. located at 1825 Lawrence Street, Suite 444, Denver, CO 80202-1817, phone (303) 234-5300, fax (303) 234-
5340 is the transfer agent for the Company's common stock.

ACTION ON OTHER MATTERS

The Board of Directors of the Company knows of no other matters that may, or are likely, to be presented at the Meeting. However, in such event, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgement in such matters pursuant to discretionary authority granted in the proxy.

STOCKHOLDER PROPOSALS

Stockholder proposals to be included in the Company's Proxy Statement and Proxy for its 1998 Annual Meeting must meet the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission ("SEC") and must be received by the Company no later than July 13, 1999.

ADDITIONAL INFORMATION

EACH STOCKHOLDER HAS RECEIVED THE COMPANY'S 1998 ANNUAL REPORT CONTAINING THE COMPANY'S 1998 AUDITED FINANCIAL STATEMENTS, INCLUDING THE REPORT OF ITS INDEPENDENT PUBLIC ACCOUNTANTS. UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1998 FORM 10-K AS FILED WITH THE SEC UNDER THE SECURITIES EXCHANGE ACT OF 1934 (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO AND A LIST BRIEFLY DESCRIBING THE EXHIBITS THERETO). STOCKHOLDERS SHOULD DIRECT ANY REQUEST TO THE COMPANY, 3146 GOLD CAMP DRIVE, RANCHO CORDOVA, CALIFORNIA 95670,
ATTENTION: DAVID C. ADAMS, SECRETARY.



                               THERMOGENESIS CORP.

                           By Order of the Board of Directors



                           David C. Adams, Secretary
Rancho Cordova, California

                               THERMOGENESIS CORP.
                 3146 Gold Camp Drive, Rancho Cordova, CA  95670

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Philip H. Coelho and James H. Godsey, and each of them, as proxies with the power to appoint his or her or their successor, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of THERMOGENESIS CORP. ("the Company"), held of
record  by the undersigned on     November 6,  1998     ,  at  the  Annual
Meeting  of Stockholders  to  be held on Decemebr 11, 1998, at 10:00 a.m.
(PT), at the Lake Natoma Inn, located at 702 Gold Lake Drive, Folsom, California 95630, and at any and all adjournments thereof.

1. Election of Directors.

FOR all nominees listed below _____   WITHOUT AUTHORITY ____
(except as marked to the contrary below)  (to vote for all Nominees below)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Philip H. Coelho   Hubert Huckel     Patrick McEnany James Godsey


2. Approval of the amendment to the Certificate of Incorporation to provide a one-for-four consolidation of the Company's Common Stock .

      FOR _______ AGAINST _________ ABSTAIN _____

3. Approval to authorize the Board of Directors to enter into an equity transaction that may result in the sale of more than 20% of the Company's outstanding stock in a private transaction, which authority will be exercised in the Board of Director's judgment.

      FOR _______ AGAINST _________ ABSTAIN _____

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, including adjournment.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4 AND IN THE DISCRETION OF THE PROXIES FOR ANY OTHER MATTER THAT IS PRESENTED.

Please sign exactly as your name appears on the share certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



      __________________________________ __________________________________
      Name (Print)                           Name (Print) (if held jointly)


      Dated:  __________________________ __________________________________

             Signature                  Signature (if held jointly)


      __________________________________ _________________________________




      __________________________________ _________________________________
      (Address)  (Address)




I will ___ will not ___
attend the meeting.

PLEASE MARK, SIGN, DATE  AND  RETURN  THE  PROXY  PROMPTLY  USING  THE ENCLOSED
ENVELOPE.